Exhibit 99.1

22 October 2008

Finmeccanica Completes Acquisition of DRS Technologies for 5.2 billion U.S. dollars

Rome (Italy) and Parsippany (NJ-USA) – Finmeccanica, S.p.A. (Milan: FNC) (“Finmeccanica”), a world leader in the aerospace, defense and security industry, announced today to have successfully completed its acquisition of DRS Technologies, Inc. (“DRS”), a leading supplier of integrated defense electronics products, services and support. The acquisition received all the required regulatory approvals as well as the approval of DRS shareholders.

Finmeccanica purchased all outstanding shares of DRS for 81 U.S. dollars per share in cash. The enterprise value of the transaction is 5.2 billion U.S. dollars, including the assumption of approximately 1.6 billion U.S. dollars in outstanding indebtness (including the convertible notes). DRS will be known as DRS Technologies, a Finmeccanica Company.

“Today begins a new era for Finmeccanica”, said Pier Francesco Guarguaglini, Chairman and Chief Executive Officer of Finmeccanica. “The acquisition of DRS further solidifies our position as a top-tier international competitor and reinforces our commitment to the U.S. market, industrial base and, most importantly, the American armed forces, establishing a strong transatlantic Defence Electronics capability”.

“Finmeccanica’s investment in DRS will allow the company to increase new business opportunities globally, accelerate growth while strengthening our presence in the United States”, said Mark S. Newman, Chairman of the Board and Chief Executive Officer of DRS. “With an increased emphasis on research and development, DRS will continue to create new and innovative products that provide the American armed forces superior technology and value”.

DRS will operate as a U.S. subsidiary of Finmeccanica under agreements with the U.S. Department of Defense, including a plan to mitigate foreign ownership control and influence (FOCI).

About Finmeccanica

Headquartered in Italy, Finmeccanica is a leading global high-tech company with core competencies in the design and manufacture of helicopters, civil and military aircraft, aero structures, satellites, space infrastructure, missiles and defense electronics and security. The company employs more than 60,000 people worldwide, including 2,100 employees at 32 sites in North America – not including DRS. For more information about Finmeccanica, please visit the company’s website at www.finmeccanica.com.

About DRS Technologies

DRS Technologies, headquartered in Parsippany, New Jersey-USA, is a leading supplier of integrated products, services and support to military forces, government agencies and prime contractors worldwide. The company employs approximately 10,500 people. For more information about DRS, please visit the company’s website at www.drs.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management's beliefs and assumptions, current expectations, estimates and projections. Such statements, including statements relating to the combined Company’s expectations for future financial performance, are not considered historical facts and are considered forward-looking statements under the federal securities laws. These statements may contain words such as "may," "will," "intend," "plan," "project," "expect," "anticipate," "could," "should," "would," "believe," "estimate," "contemplate," "possible" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements and include, without limitation, demand and competition for the Company's products and other risks or uncertainties. Given these uncertainties, you should not rely on forward looking statements. Such forward-looking statements speak only as of the date on which they were made, and the Company undertakes no obligations to update any forward-looking statements, whether as a result of new information, future events or otherwise.

MEDIA CONTACTS:

Finmeccanica S.p.A
+39 06 32473 313
pressoffice@finnmeccanica.com

Richard Coltart
Vice President International Media Relations
+44 789 400 5842
+44 789 400 5837
richard.coltart@finmeccanica.com

Dan Hill
+1 (571) 426-6837
dan.hill@finmeccanica.com

Roberto Alatri
Vice President Press Office
+39 347 4184 430
Roberto.alatri@finmeccanica.com

Roberta Acocella
Head of Periodical Trade Press
+39 335 5335 262
roberta.acocella@finmeccanica.com

Investor Contacts:

John D. Stewart
Tel. +39 06 32473 290
john.stewart@finmeccanica.com

Raffaella Luglini
Investor Relations Officer
+39 06 32473 066
raffaella.luglini@finmeccanica.com

DRS Technologies, Inc.

Richard M. Goldberg
Vice President, Public Affairs
(973) 451-3584
goldberg@drs.com

INVESTOR RELATIONS CONTACTS:

Patricia M. Williamson
Vice President, Investor Relations
(973) 898-6025
p.williamson@drs.com

J. Patrick Fuhrmann
Director, Investor Relations
973-451-3530
fuhrmann@drs.com